Exhibit 4.2

GREEN MOUNTAIN COFFEE ROASTERS, INC.

33 Coffee Lane

Waterbury, Vermont 05676

Dated as of: July 18, 2008

Bank of America, N.A.,

as Administrative Agent

100 Federal Street

Boston, Massachusetts 02110

Attention: Christopher S. Allen, Senior Vice President

The Lenders Signatory Hereto

Re: Amendment No. 1 to Amended and Restated Revolving Credit Agreement

Ladies and Gentlemen:

We refer to the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), dated as of December 3, 2007, by and among Green Mountain Coffee Roasters, Inc. (the “Borrower”), Bank of America, N.A., as administrative agent (the “Agent”) and lender, the other lenders party thereto (collectively, the “Lenders”), and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager. All of the words and expressions used in this letter of agreement (this “Amendment No. 1”) which are not defined herein, but which are defined in the Credit Agreement, shall have the same meanings herein as specified therefore in the Credit Agreement.

We have requested you to make certain amendments to the Credit Agreement. You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this letter of agreement.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment No. 1, and fully intending to be legally bound by this Amendment No. 1, we hereby agree with you as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective as of July 18, 2008 (herein the “Modification Date”), the Credit Agreement is amended as follows:

(a) Loan Documents. Each reference in any Loan Document to the Credit Agreement shall be deemed to mean and include this Amendment No. 1. This Amendment No. 1 shall be deemed a Loan Document for all purposes under the Credit Agreement.

(b) Obligations. The term “Obligations” shall, wherever used in the Credit Agreement or any of the other Loan Documents, be deemed to also mean and include all obligations of the Borrower to the Agent and the Lenders under or in respect of this Amendment No. 1.

(c) Capital Expenditures. Section 6.12(d) of the Agreement is amended to read in its entirety as follows:

“(d) Capital Expenditures. The Borrower Affiliated Group shall not spend or incur obligations (including the total amount of any capital leases) to acquire fixed assets, in the aggregate, in any fiscal year identified below, in excess of the amount specified below opposite such fiscal year, plus up to $15,000,000 of the unused amount available for Capital Expenditures under this Section 6.12(d) for the preceding fiscal year (determined on a first-in, first-out basis so that the unused amount carried forward is deemed to be utilized first):

Period	Amount
Fiscal Year 2008 and each fiscal year thereafter	$60,000,000”

ARTICLE II

CONDITIONS PRECEDENT

The obligation of the Agent and the Lenders to make the foregoing amendment to the Credit Agreement is subject to the fulfillment of the following conditions precedent:

(a) The Borrower shall have executed and delivered (or caused to be delivered) to the Agent originals of this Amendment No. 1, which shall be in form and substance satisfactory to the Agent;

(b) Each Lender who is a signatory to this Amendment shall have received an amendment fee from the Borrower in an amount equal to 5 basis points multiplied by such Lender’s Commitment amount; and

(c) The Agent and the Required Lenders shall have executed this Amendment No. 1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations in Loan Documents. Each of the representations and warranties made by the Loan Parties to you in any of the Loan Documents, as amended by this Amendment No. 1, was true and correct when made and is true and correct on and as of the Modification Date (except to the extent that such representations and warranties relate expressly to an earlier date) with the same full force and effect as if each of such representations and warranties had been made by the Loan Parties on the date hereof and in this Amendment No. 1.

(b) Defaults. No Default or Event of Default exists on the date hereof, both before and after giving effect hereto.

(c) Binding Effect of Documents. This Amendment No. 1 has been duly executed and delivered to you by the Borrower and is in full force and effect as of the effective date hereof, and the agreements and obligations of the Borrower contained herein and therein constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

ARTICLE IV

PROVISIONS OF GENERAL APPLICATION

(a) No Other Changes. Except as otherwise expressly provided by this Amendment No. 1, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents remain unaltered. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement. The making of the amendments in this Amendment No. 1 does not imply any obligation or agreement by the Agent to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

(b) Governing Law. This Amendment No. 1 is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This Amendment No. 1 and the rights and obligations of each of the parties hereto are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of such Commonwealth (without regard to conflicts of law rules).

(c) Binding Effect; Assignment. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

(e) Conflict with Other Agreements. If any of the terms of this Amendment No. 1 shall conflict in any respect with any of the terms of any of the Loan Documents, the terms of this Amendment No. 1 shall be controlling.

If you are in agreement with the foregoing, please sign below and deliver a signed counterpart hereof to the undersigned, whereupon this Amendment No. 1, as so accepted by you, shall become a binding agreement among you and the undersigned.

Very truly yours,

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Name:	Frances G. Rathke
Title:	Chief Financial Officer

ACCEPTED AND AGREED:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Christopher S. Allen
Name:	Christopher S. Allen
Title:	Senior Vice President

THE LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Christopher S. Allen
Name:	Christopher S. Allen
Title:	Senior Vice President

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SOVEREIGN BANK

By:	/s/ Angela Pecjo
Name:	Angela Pecjo
Title:	Vice President

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TD BANKNORTH, N.A.

By:	/s/ Douglas S. Graham
Name:	Douglas S. Graham
Title:	Senior Vice President

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KEYBANK NATIONAL ASSOCIATION

By:	/s/ Martin J. Costello
Name:	Martin J. Costello
Title:	Vice President

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BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Tara Cuprisin
Name:	Tara Cuprisin
Title:	Vice President

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COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Claire Laury
Name:	Claire Laury
Title:	Executive Director

By:	/s/ Rebecca Morrow
Name:	Rebecca Morrow
Title:	Executive Director

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BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Amy Lyons
Name:	Amy Lyons
Title:	Senior Vice President

[Signatures continued on next page.]

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Timothy Rudge
Name:	Timothy Rudge
Title:	Vice President

[Signatures continued on next page.]

SUNTRUST BANK

By:	/s/ Gabe Bonfield
Name:	Gabe Bonfield
Title:	Vice President

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